SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2004

HOOKER FURNITURE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

VIRGINIA

(State or Other Jurisdiction of

Incorporation or Organization)

000-25349	54-0251350
(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(276) 632-0459

ITEM 5. OTHER EVENTS

On August 18, 2004, Hooker Furniture Corporation, a Virginia corporation (the “Company”), announced that it will close its Maiden, N.C. plant by late October 2004.

The 200,000-square-foot plant employs approximately 240 people, representing about 13% of the Company’s total workforce, and produces modular home office furniture, wall units and entertainment centers.

The Company expects to realize the benefits of greater efficiencies and cost savings with increased production volume at its other wood furniture manufacturing facilities. Those savings are estimated to range from $2.0 to $2.5 million annually once the Maiden facility is closed. In connection with the closing of the Maiden, N.C. facility, the Company expects to record restructuring and related asset impairment charges of $2.5 to $3.2 million pretax ($1.6 million or $0.13 per share to $2.0 million or $0.17 per share after tax), principally for severance and related employee benefit costs and the write-down of certain assets at the Maiden facility. The severance and related employee benefits costs are expected to total approximately $1.0 to $1.3 million and the charges associated with the write-down of certain assets are expected to total approximately $1.5 to $1.9 million. The Company expects to recognize 80-90% of these costs in the fiscal third quarter of 2004 and the balance in the 2004 fourth quarter.

Production of the home office, wall unit and entertainment center furniture currently done in Maiden will be transferred to the Company’s three remaining wood furniture plants in Martinsville and Roanoke, Va. and in Pleasant Garden, N.C. The Company expects very little impact on delivery schedules to dealers as a result of the plant closing, with shipments of all domestically produced wood furniture products continuing on a timely basis.

A copy of the Company’s press release making the announcement is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Certain statements made in this report are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “would,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Those risks and uncertainties include but are not limited to: the cyclical nature of the furniture industry; domestic and international competition in the furniture industry; general economic or business conditions, both domestically and internationally; fluctuations in the price of key raw materials, including lumber and leather; supply disruptions or delays affecting imported products; adverse political acts or developments in or affecting the international markets from which the Company imports products; including duties or tariffs imposed on products imported by the Company; fluctuations in foreign currency exchange rates affecting the price of the Company’s imported products; and capital costs.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

The following exhibit is filed as a part of this report:

99.1	Press Release dated August 18, 2004

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ R. GARY ARMBRISTER
R. Gary Armbrister
Chief Accounting Officer

Date: August 19, 2004

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated August 18, 2004

E-1